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                         UNITED STATES OF AMERICA
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 Form 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  April 22, 1997

                       First Financial Bancorp, Inc.
           _____________________________________________________
          (Exact name of registrant as specified in its charter)


         Delaware                     0-22394                 36-3899034
  __________________________  _____________________      ___________________
(State or other jurisdiction  (Commission File No.)       (I.R.S. Employer
       of incorporation)                                  Identification No.)




Registrant's telephone number, including area code:         (815) 544-3167
                                                         ___________________


                              Not Applicable
____________________________________________________________________________

       (Former name or former address, if changed since last report)

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Item 5.  Other Events
         _____________

On April 22, 1997, the Registrant announced earnings for the quarter ended
March 31, 1997. Further information can be found in the press release, attached as Exhibit 1.


Item 7.  Financial Statements and Exhibits
        __________________________________

           (a)     Exhibits

                    1.     Press Release, dated April 22, 1997.


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        FIRST FINANCIAL BANCORP, INC.



DATE:  April 22, 1997                   By: /c/ Steven C. Derr
                                           --------------------------
                                           Steven C. Derr, President and
                                           Chief Executive Officer


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                                 EXHIBIT 1

                               Press Release
                           dated March 22, 1997



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                                NEWS RELEASE


Date:    April 22, 1997

From:    First Financial Bancorp, Inc.
         121 East Locust Street
         Belvidere, IL 61008

         Holding Company for:
         First Federal Savings Bank

Contact: Steven C. Derr
         President and Chief Executive Officer
         (815) 544-3167


FOR IMMEDIATE RELEASE:


FIRST FINANCIAL BANCORP, INC. ANNOUNCES FIRST QUARTER EARNINGS
---------------------------------------------------------------

Belvidere, Illinois, April 22, 1997 -- First Financial Bancorp, Inc. announced earnings today of $150,000, or $0.37 per share, for the three months ended March 31, 1997. This represents an increase of $138,000, or $0.34 per share, from the quarter ended March 31, 1996. Return on average assets and equity improved to 0.64% and 8.22% respectively for the three months ended March 31, 1997 from 0.06% and 0.65% for the three months ended March 31, 1996. Net interest income increased $60,000, or 10.5%, to $632,000 for the quarter ended March 31, 1997 from $572,000 for the quarter ended March 31, 1996. Non-interest income increased $94,000 to $182,000 from $88,000 for the prior year's quarter. The increase in non-interest income was primarily the result of securities gains of $69,000 in the 1997 period, reversing a year earlier loss of $14,000. Additionally, deposit account fees were up 15.8% to $44,000 from $38,000. Non-interest expense decreased 8.7% to $591,000 from $647,000 as the Company benefited from continued improvements in operating efficiencies as well as lower FDIC insurance premiums.

Total assets decreased $1.3 million to $93.2 million at March 31, 1997 from $94.5 million at December 31, 1996. The decrease was primarily attributable to a $1.4 million decrease in the loan portfolio from the prior quarter end. The company increased deposit balances 3.0%, or $2.0 million, to $67.8 million at March 31, 1997 from $65.8 at December 31, 1996.

The Company also continued its 10.0% stock repurchase program during the quarter, acquiring 9,388 shares at an average price of $15.94. Cumulative purchases under the current stock repurchase program were 41,227 shares at March 31, 1997. The Company's subsidiary bank maintained tangible and core capital ratios of 7.59% at March 31, 1997.

First Financial Bancorp, Inc. is the holding company for First Federal Savings Bank which has two full service offices in Belvidere, Illinois. First Federal has served the Belvidere area for 75 years since opening in 1922. First Financial Bancorp, Inc. is traded on the NASDAQ Small Cap Market under the symbol FFBI.